ITEM 770 - TRANSACTIONS EFFECTED PURSUANT TO RULE 10f-3

                       MASSMUTUAL PARTICIPATION INVESTORS
            For the period from October 1, 2004 to December 31, 2004
                         Record of Securities Purchased
                         under the Rule 10f-3 Procedures

1.   Fund: MassMutual Participation Investors

2.   Adviser (if any): Babson Capital Management LLC

3.   Securities are: (Select one)

            (a)         Part of an issue registered under the
                        Securities Act of 1933 which is being
                        offered to the public                             X
                                                                        _____

            (b)         Eligible Municipal securities                   _____

            (c)         Securities purchased in an Eligible             _____
                        Rule 144A Offering

            (d)         Securities purchased in an Eligible             _____
                        Foreign Offering

4.   Issuer: Iowa Telecommunications Services Inc.
     Ticker: IWA
     Cusip: 462594201

5.   Description of Security: Common Stock

6.   Date of Purchase: November 17, 2004

7.   Underwriter from whom purchased: Merrill Lynch & Co.

8. Name of Affiliated Underwriter managing or participating in syndicate (attach list of all members of syndicate): Jefferies & Company, Inc

9. Aggregate principal amount of purchase of any class of the offering [this amount, when added to purchases by other investment companies for whom the adviser and the relevant sub-adviser, if any, act as adviser, may not exceed 25% of (10)(a) or (10)(b)]: $3,325,000 or 0.916%

10. (a) (for securities not purchased in an Eligible Rule 144A Offering) Aggregate principal amount of such class of securities being offered:
     $363,113,000

     (b) (for securities purchased in an Eligible Rule 144A Offering only) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1) of this chapter, plus (b) the principal amount of the offering of such class in any concurrent public offering: N/A

11. Purchase price, net of fees and expenses [may not exceed (13) unless offered for subscription upon exercise of rights]: $19.00 per share, $66,500 principal

12.  Date offering commenced: November 17, 2004

13. Price paid by each other purchaser in the offering or in any concurrent offering of the securities prior to close of first full business day on which sales are made: $19.00 per share

14.  Commission, spread or profit: 0.68 selling concession

15.  Have the following conditions been                    Yes     No
     satisfied?                                           _____   _____

     a.   The purchase price did not exceed the             X
          price paid by each other purchaser in the       _____   _____
          offering or in any concurrent offering of the securities prior to the close of the first full business day on which sales are made
          (or, if a rights offering, the securities were purchased on the fourth day preceding the day on which the offering terminated)?

     b.   The underwriting was a firm                       X
          commitment underwriting?                        _____   _____

     c.   The commission, spread or profit                  X
          was reasonable and fair in relation to that     _____   _____
          being received by others for underwriting similar securities during the same period?

     d.   (i) (For securities that are not                  X
          municipal securities) The issuer has been in    _____   _____
          continuous operation for not less than three years, including the operations of any predecessors?

          (ii) (For municipal securities only) The         N/A
          issuer of securities has received an            _____   _____
          investment grade rating from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid has been in operation less than three years
          (including the operations of any
          predecessors), it has received one of the three highest ratings from at least one such rating service?

     e.   No Affiliated Underwriter was a                  X
          direct or indirect participant in the sale?    _____   _____

                       MASSMUTUAL PARTICIPATION INVESTORS
            For the period from October 1, 2004 to December 31, 2004
                         Record of Securities Purchased
                         under the Rule 10f-3 Procedures

1.   Fund: MassMutual Participation Investors

2.   Adviser (if any): Babson Capital Management LLC

3.   Securities are: (Select one)

     (a)         Part of an issue registered under the
                 Securities Act of 1933 which is being
                 offered to the public                             X
                                                                 _____

     (b)         Eligible Municipal securities                   _____

     (c)         Securities purchased in an Eligible             _____
                 Rule 144A Offering

     (d)         Securities purchased in an Eligible             _____
                 Foreign Offering

4.   Issuer: PRA International
     Ticker: PRAI
     Cusip: 69353C101

5.   Description of Security: Common Stock

6.   Date of Purchase: November 17, 2004

7.   Underwriter from whom purchased: Credit Suisse First Boston Corp.

8.   Name of Affiliated Underwriter
     managing or participating in
     syndicate (attach list of all
     members of syndicate): Jefferies & Company, Inc

9. Aggregate principal amount of purchase of any class of the offering [this amount, when added to purchases by other investment companies for whom the adviser and the relevant sub-adviser, if any, act as adviser, may not exceed 25% of (10)(a) or (10)(b)]: $142,500 or 0.125%

10.  (a) (for securities not purchased in an Eligible Rule 144A
     Offering) Aggregate principal amount of such class of securities being offered: $114,000,000

     (b) (for securities purchased in an Eligible Rule
     144A Offering only) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule
     144A(a)(1) of this chapter, plus (b) the principal amount of the offering of such class in any concurrent public offering: N/A

11.  Purchase price, net of fees and expenses [may not exceed
     (13) unless offered for subscription upon exercise of rights]: $19.00 per share, $1,900 principal

12.  Date offering commenced: November 17, 2004

13. Price paid by each other purchaser in the offering or in any concurrent offering of the securities prior to close of first full business day on which sales are made: $19.00 per share

14.  Commission, spread or profit: 0.798 selling concession

15.  Have the following conditions been                    Yes     No
     satisfied?                                           _____   _____

     a.   The purchase price did not exceed the             X
          price paid by each other purchaser in the       _____   _____
          offering or in any concurrent offering of the securities prior to the close of the first full business day on which sales are made
          (or, if a rights offering, the securities were purchased on the fourth day preceding the day on which the offering terminated)?

     b.   The underwriting was a firm                       X
          commitment underwriting?                        _____   _____

     c.   The commission, spread or profit                  X
          was reasonable and fair in relation to that     _____   _____
          being received by others for underwriting similar securities during the same period?

     d.   (i) (For securities that are not                  X
          municipal securities) The issuer has been in    _____   _____
          continuous operation for not less than three years, including the operations of any predecessors?

          (ii) (For municipal securities only) The         N/A
          issuer of securities has received an            _____   _____
          investment grade rating from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid has been in operation less than three years
          (including the operations of any
          predecessors), it has received one of the three highest ratings from at least one such rating service?

     e.   No Affiliated Underwriter was a                   X
          direct or indirect participant in the sale?     _____   _____